As filed with the Securities and Exchange Commission on January 7, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COPART, INC.

(Exact name of Registrant as specified in its charter)

California	94-2867490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4665 Business Center Drive
Fairfield, California 94534

(Address of principal executive offices)

2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Willis J. Johnson
Chief Executive Officer
Copart, Inc.
4665 Business Center Drive
Fairfield, CA 94534

(Name and address of agent for service)

(707) 639-5000

(Telephone number, including area code, of  agent for service)

Copies to:

Robert F. Kornegay, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share, to be issued under the 2007 Equity Incentive Plan(2)	4,000,000 shares	$41.47	$165,880,000	$6,519.08

(1)          Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purpose of calculating the registration fee based on the average of the high and low sales price per share of the Registrant’s common stock as reported by the NASDAQ Global Market for the Registrant’s common stock on January 3, 2008.

(2)          Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

COPART, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.           Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.           Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission are incorporated by reference in this Registration Statement:

(a)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007, filed with the Commission on October 1, 2007 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)                                 The Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007, filed with the Commission on December 10, 2007 pursuant to Section 13(a) of the Exchange Act.

(c)                                  The Company’s Current Report on Form 8-K filed with the Commission on December 5, 2007 pursuant to Section 13 of the Exchange Act.

(d)                                 The Company’s Current Report on Form 8-K filed with the Commission on December 12, 2007 pursuant to Section 13 of the Exchange Act.

(e)                                  The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on January 19, 1994 and amended on March 2, 1994, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. The registrant’s bylaws provide that the registrant will indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by California law. The registrant is also empowered under the registrant’s bylaws to enter into indemnification agreements with the registrant’s directors and officers and to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify. The registrant has entered into indemnification agreements with each of the registrant’s current directors and executive officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

Item 7.           Exemption from Registration Claimed.

Not applicable.

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Item 8.           Exhibits.

Exhibit Number	Description
4.1	2007 Equity Incentive Plan (incorporated by reference to Registrant’s Current Report on Form 8-K, as filed with the Commission on December 12, 2007)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page)

Item 9.           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of California, on this 4th day of January 2008.

COPART, INC.

By:	/s/ WILLIS J. JOHNSON
Willis J. Johnson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willis J. Johnson and Paul A. Styer and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIS J. JOHNSON	Chairman of the Board, Chief Executive Officer	January 4, 2008
Willis J. Johnson	(Principal Executive Officer) and Director

/s/ A. JAYSON ADAIR	President and Director	January 4, 2008
A. Jayson Adair

/s/ WILLIAM E. FRANKLIN	Senior Vice President and Chief Financial Officer	January 4, 2008
William E. Franklin

/s/ JAMES E. MEEKS	Director	January 4, 2008
James E. Meeks

/s/ STEVEN D. COHAN	Director	January 4, 2008
Steven D. Cohan

/s/ DANIEL J. ENGLANDER	Director	January 4, 2008
Daniel J. Englander

/s/ BARRY ROSENSTEIN	Director	January 4, 2008
Barry Rosenstein

/s/ THOMAS W. SMITH	Director	January 4, 2008
Thomas W. Smith

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2007 Equity Incentive Plan (incorporated by reference to Registrant’s Current Report on Form 8-K, as filed with the Commission on December 12, 2007)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page)